As filed with the Securities and Exchange Commission on October 31, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARROW ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

New York	11–1806155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7459 S. Lima Street Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Arrow Electronics, Inc. 2004 Omnibus Incentive Plan

(Full title of plan)

Peter S. Brown

Senior Vice President, General Counsel and Secretary

Arrow Electronics, Inc.

7459 S. Lima Street

Englewood, Colorado 80112

(Name and address of agent for service)

(303) 824-4000

(Telephone number, including area code, of agent for service)

Copy to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

(212) 530-5000

Attention: David J. Wolfson, Esq.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock (par value $1.00 per share).	8,500,000 shares	$34.55	$293,675,000	$40,057

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any of Arrow Electronics, Inc.’s (the “Company”) shares of common stock, par value $1.00 per share (the “Common Stock”), which become issuable under the Company’s 2004 Omnibus Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the Company’s outstanding Common Stock.
(2)	Includes shares subject to issuance upon the exercise of stock options currently or to be issued under the Plan.
(3)	Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high and low price of Common Stock on the New York Stock Exchange on October 26, 2012.

EXPLANATORY NOTE

This Registration Statement relates to the registration of 8,500,000 additional shares of the common stock, par value $1.00 per share, of Arrow Electronics, Inc. (the “Company”) reserved for issuance pursuant to the Company’s 2004 Omnibus Incentive Plan, as amended (the “Plan”), and consists of only those items required by General Instruction E to Form S-8.

PART I

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*	Pursuant to Rule 428(b)(1) under the Securities Act, the documents containing the information specified in Part I of Form S-8 will be made available to each participant in the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan (the “Plan”). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute the Section 10(a) prospectus. Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” in this Registration Statement the information that we file with them, which means that we can disclose important information to you by referring you to those reports. Accordingly, we are incorporating by reference in this Registration Statement the documents listed below and any future filings we make with the Commission under Section 13(a), 13 (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 001-04482);

2.	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 29, 2012 (File No. 001-04482);

3.	Our Current Reports on Form 8-K, filed October 2, 2012, August 30, 2012 , July 5, 2012, June 4, 2012, May 9, 2012, April 4, 2012, February 27, 2012, February 14, 2012 and January 19, 2012 (each, File No. 001-04482);

4.	Registration Statement on Form S-8 dated October 23, 2008 (File No. 333-154719) and Registration Statement on Form S-8 dated August 25, 2004 (File No. 333-118563); and

5.	The description of the Company’s Capital Stock contained in the registration statement relating thereto filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

The documents listed hereunder are filed as exhibits hereto.

Exhibit No.	Description

4	Arrow Electronics, Inc. 2004 Omnibus Incentive Plan (as amended through May 4, 2010) (incorporated herein by reference to Exhibit 10(d)(1) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on February 1, 2012 (Commission File No. 001-04482).

5	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Company’s Common Stock.

23(a)	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23(b)	Consent of Ernst & Young LLP, independent registered public accounting firm.

24	Power of Attorney (set forth on the signature page hereof).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, New York, on October 31, 2012.

ARROW ELECTRONICS, INC.

By:	/s/ Peter S. Brown
Peter S. Brown

Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Michael J. Long, Paul J. Reilly, and Peter S. Brown and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

SIGNATURE	TITLE	DATE

/s/ Michael J. Long Michael J. Long	Chairman, President, and Chief Executive Officer	October 31, 2012

/s/ Paul J. Reilly Paul J. Reilly	Executive Vice President, Finance & Operations, and Chief Financial Officer	October 31, 2012

/s/ Jeff Pinkerman Jeff Pinkerman	Vice President, Corporate Controller, and Chief Accounting Officer	October 31, 2012

/s/ Barry W. Perry Barry W. Perry	Lead Independent Director	October 31, 2012

/s/ Philip K. Asherman Philip K. Asherman	Director	October 31, 2012

/s/ Gail E. Hamilton Gail E. Hamilton	Director	October 31, 2012

/s/ John N. Hanson John N. Hanson	Director	October 31, 2012

/s/ Richard S. Hill Richard S. Hill	Director	October 31, 2012

/s/ Fran Keeth Fran Keeth	Director	October 31, 2012

/s/ Andrew C. Kerin Andrew C. Kerin	Director	October 31, 2012

/s/ Stephen C. Patrick Stephen C. Patrick	Director	October 31, 2012

/s/ John C. Waddell John C. Waddell	Director	October 31, 2012

EXHIBIT INDEX

Exhibit No.	Description

4	Arrow Electronics, Inc. 2004 Omnibus Incentive Plan (as amended through May 4, 2010) (incorporated herein by reference to Exhibit 10(d)(1) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on February 1, 2012 (Commission File No. 001-04482).

5	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Company’s Common Stock.

23(a)	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23(b)	Consent of Ernst & Young LLP, independent registered public accounting firm.

24	Power of Attorney (set forth on the signature page hereof).